UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2025

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court
Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(408) 610-3915

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification of Rights of Security Holders.

As previously disclosed, at the Annual Meeting of Stockholders held on June 27, 2025 (the “Annual Meeting”), the stockholders of Velo3D, Inc., a Delaware corporation (the “Company”), approved an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock, par value $0.00001 per share, at a ratio ranging from 1-for-5 and 1-for-50, with the exact ratio to be set within that range by the Company’s board of directors (the “Board”). On July 18, 2025, the Board approved the reverse stock split at a ratio of 1-for-15 (the “Reverse Stock Split”). On July 25, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Charter with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective as of July 28, 2025.

As a result of the Reverse Stock Split, every 15 shares of common stock will be automatically reclassified and converted into one issued and outstanding share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. In connection with the Reverse Stock Split, the CUSIP number for the common stock will change to 92259N 302.

On July 28, 2025, the Company’s common stock will begin trading on the OTCQX on a reverse stock split-adjusted basis under the trading symbol “VLDXD” for 20 business days following such date, after which the symbol will return to “VLDX”.

As a result of the Reverse Stock Split, the per share exercise prices of the Company’s outstanding options and warrants will increase proportionately, and the number of shares of common stock issuable upon the exercise of the Company’s outstanding options and warrants, or that relate to the Company’s restricted stock units and other equity awards, will decrease proportionately, in each case, based on the Reverse Stock Split ratio.

The Company has instructed Continental Stock Transfer and Trust Company (“Continental”) to send a notice to the holders of the Company’s outstanding: (i) public warrants to purchase up to 8,625,000 shares of common stock issued in the Company’s December 2020 initial public offering (the “Public Warrants”); and (ii) private placement warrants to purchase up to 4,450,000 shares of common stock issued in connection with the Company’s December 2020 initial public offering (the “Private Placement Warrants”), in each case, pursuant to that certain Warrant Agreement between JAWS Spitfire Acquisition Corporation and Continental, as warrant agent, dated December 7, 2020, informing the holders that, as a result of the Reverse Stock Split, each Public Warrant and Private Placement Warrant will become exercisable for 1/525th of a share of common stock at an exercise price of $6,037.50 per share.

Further, the Company has sent notices to the holders of the Company’s outstanding: (i) warrant to purchase up to 70,000 shares of common stock issued to Silicon Valley Bank (the “2022 Private Warrant”); (ii) warrant to purchase up to 1,800,000 shares of common stock issued to A.G.P./Alliance Global Partners (“AGP”) in connection with the Company’s December 2024 registered direct offering (the “RDO Placement Agent Warrant”); (iii) warrants to purchase up to 2,707,143 shares of common stock issued in the Company’s April 2024 reasonable best efforts public offering (the “RBEO Warrants”); and (iv) warrant to purchase up to 1,714,286 shares of common stock issued to AGP in connection with the Company’s April 2024 reasonable best efforts public offering (the “RBEO Placement Agent Warrant”), in each case, informing the holders of equivalent corresponding adjustments to the shares issuable upon the exercise of, and the exercise prices of, such warrants resulting from the Reverse Stock Split.

Copies of such notices are attached as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing summary of the terms of the Certificate of Amendment and the Reverse Stock Split does not purport to be complete, and is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 8.01 Other Events.

On July 25, 2025, the Company issued a press release announcing the Reverse Stock Split, a copy of which is attached hereto as Exhibit 99.6.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of Velo3D, Inc.

99.1	Form of Notice to Public Warrant and Private Placement Warrant Holders

99.2	Form of Notice to 2022 Private Warrant Holder

99.3	Form of Notice to RDO Placement Agent Warrant Holder

99.4	Form of Notice to RBEO Warrant Holders

99.5	Form of Notice to RBEO Placement Agent Warrant Holder

99.6	Press Release issued July 25, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date: July 25, 2025	By:	/s/ Arun Jeldi
Arun Jeldi
Chief Executive Officer